UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SOMERSET HILLS BANCORP

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑ No fee required
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☐ Fee paid previously with preliminary materials.
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SOMERSET HILLS BANCORP

155 Morristown Road
Bernardsville, New Jersey 07924

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 25, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Annual Meeting”) of the holders of shares of Common Stock (the “Common Stock”) of Somerset Hills Bancorp (the "Company"), the holding company for Somerset Hills Bank (the “Bank”) will be held at the Basking Ridge Country Club, 185 Madisonville Road, Basking Ridge, New Jersey, on April 25, 2007 at 9:30 a.m. for the purpose of considering and voting upon the following matters, all of which are more completely set forth in the accompanying Proxy Statement:

1. The election of four (4) Directors of the Company to serve for the terms described in the proxy statement or until their successors are elected and shall qualify;

2. The approval of the 2007 Equity Incentive Plan, as more fully described in the accompanying Proxy Statement; and

3. Such other business as shall properly come before the Annual Meeting.

Holders of shares of Common Stock of record at the close of business on March 13, 2007 will be entitled to vote at the Annual Meeting or any postponement or adjournment.

You are requested to fill in, sign, date and return the enclosed proxy promptly, regardless of whether you expect to attend the Annual Meeting. A postage-paid return envelope is enclosed for your convenience.

If you are present at the Annual Meeting, you may vote in person even if you have already returned your proxy.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Bette Schmitt

Bette Schmitt
Corporate Secretary

Bernardsville, New Jersey
March 23, 2007

 IMPORTANT-PLEASE MAIL YOUR PROXY PROMPTLY

You are urged to sign and return the enclosed Proxy promptly in the envelope provided so that there may be sufficient representation at the Annual Meeting.

SOMERSET HILLS BANCORP
PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 25, 2007

This Proxy Statement is being furnished to shareholders of Somerset Hills Bancorp in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of stockholders to be held on April 25, 2007 at 9:30 a.m., at the Basking Ridge Country Club, 185 Madisonville Road, Basking Ridge, New Jersey.

About the Annual Meeting

Why have I received these materials?

The accompanying proxy, being mailed to shareholders on or about March 23, 2007, is solicited by the Board of Directors of Somerset Hills Bancorp, Inc. (referred to throughout this Proxy Statement as the "Company" or "we"), the holding company for Somerset Hills Bank in connection with our Annual Meeting of Shareholders that will take place on Wednesday, April 25, 2007. You are cordially invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Who is entitled to vote at the Annual Meeting?

Holders of Common Stock of the Company (the "Common Stock") as of the close of business on March 13, 2007 will be entitled to vote at the Annual Meeting. On March 13, 2007, there were outstanding and entitled to vote 4,760,425 shares of Common Stock, each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.

How do I vote my shares at the Annual Meeting?

If you are a "record" shareholder of Common Stock (that is, if you hold Common Stock in your own name in the Company's stock records maintained by our transfer agent, Registrar and Transfer Company), you may complete and sign the accompanying proxy card and return it to the Company or deliver it in person.

"Street name" shareholders of Common Stock (that is, shareholders who hold Common Stock through a broker or other nominee) who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares and to follow the voting instructions on such form.

Can I change my vote after I return my proxy card?

Yes. After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. You may change your vote either by submitting a proxy card prior to the date of the Annual Meeting or if you are a "record" holder of the Common Stock by voting in person at the Annual Meeting.

What constitutes a quorum for purposes of the Annual Meeting?

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the voting power of all outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

What vote is required to approve each item?

Proposal 1, the election of directors at the Annual Meeting, requires the affirmative vote of a plurality of the votes cast at the Annual Meeting by shares represented in person or by proxy and entitled to vote for the election of directors.

Proposal 2, the approval of the 2007 Equity Incentive Plan, requires the affirmative vote of a majority of the votes cast at the Annual Meeting by shares represented in person or by proxy and entitled to vote for the 2007 Equity Incentive Plan.

Summary of the Proposals

Why is the Company proposing to adopt the 2007 Equity Compensation Plan?

The Board of Directors firmly believes that management should have an equity stake in the Company and that equity should be a significant part of management’s compensation. The Board believes that this will ensure that the interests of management and the shareholders are closely aligned. Therefore, the Board has previously recommended, and the shareholders have approved, the 1998 Combined Stock Option Plan, the 1998 Non-Qualified Stock Option Plan and the 2001 Combined Stock Option Plan. As we have grown and retained additional members of management, both on the Board and as part of operating management, all of the options available under these plans have been granted. We believe we will continue our growth and will need to attract and retain additional management. Without the adoption of Proposal 2, the Company will not be able to offer equity compensation as a recruitment and retention tool. We believe this will place the company at a competitive disadvantage. The Board is therefore proposing the 2007 Equity Incentive Plan to the shareholders, and recommends shareholder approval.

How does the Board recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxies on the card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

▪	FOR the directors' nominees to the Board of Directors; and
▪	FOR the approval of the 2007 Equity Incentive Plan.

With respect to any other matters that properly come before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interest of the Company. At the date this Proxy Statement went to press, the Board of Directors had no knowledge of any business other than that described in this proxy statement that would be presented for consideration at the Annual Meeting.

Who will bear the expense of soliciting proxies?

The Company will bear the cost of soliciting proxies. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our employees. We may reimburse brokers holding Common Stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such Common Stock.

PROPOSAL 1 - ELECTION OF DIRECTORS

The By-Laws of the Company provide that the number of Directors shall not be less than one or more than 25 and permit the exact number to be determined from time to time by the Board of Directors. Our Certificate of Incorporation provides for a Board of Directors divided into three (3) classes. For 2007, there are four (4) nominees for Director.

The Board of Directors of the Company has nominated for election to the Board of Directors the persons named below, each of whom is currently serving as a member of the Board. If elected, each nominee will serve until the 2010 Annual Meeting of Stockholders and until his replacement has been duly elected and qualified. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve if elected.

The following table sets forth the names, ages, principal occupations, and business experience for all nominees, as well as their prior service on the Board. Each nominee is currently a member of the Board of Directors of the Company. Unless otherwise indicated, principal occupations shown for each Director have extended for five or more years.

NOMINEES FOR ELECTION

Name and Position with Company	Age	Principal Occupation for Past Five Years	Term of Office Since(1) - Expires
Cornelius E. Golding, Director	59	Retired (formerly Chief Financial Officer, Atlantic Mutual Insurance Company)	2004 - 2010
Gerald B. O’Connor, Director	64	Senior Partner, O’Connor & O’Connor, P.C. (law firm)	1998 - 2010
Gerard Riker, Director and Executive Vice President and Chief Financial Officer of the Company and the Bank	66	Executive Vice President and Chief Financial Officer of the Company and the Bank	1998 - 2010
M. Gerald Sedam II	64	Partner, Beck, Mack & Oliver (investment management)	1998 - 2010
____________________
(1) Includes prior service on the Board of Directors of the Somerset Hills Bank.

DIRECTORS WHOSE TERMS CONTINUE BEYOND THE 2007 ANNUAL MEETING

Name and Position with Company	Age	Principal Occupation for Past Five Years	Term of Office Since(1) - Expires
Desmond V. Lloyd, Director	65	Owner, the Grand Café Restaurant	1998 - 2009
Paul F. Lozier, Director	59	President, Samedan, Inc. (corporate finance consulting firm)	1998 - 2009
Stewart E. McClure, Jr., Director, Vice Chairman, President, Chief Executive Officer and Chief Operating Officer	56	President, Chief Executive Officer and Chief Operating Officer of the Company, President, Chief Executive Officer and Chief Operating Officer of the Bank	2001 - 2009
Thompson H. McDaniel, Director and Vice Chairman, Business Development	69	Vice Chairman, Business Development of the Bank	1998 - 2009
Edward B. Deutsch, Chairman of the Board	60	Senior Partner, McElroy, Deutsch, Mulvaney & Carpenter, LLP (law firm)	1998 - 2008
Thomas J. Marino, Director	59	Managing Partner, J.H. Cohn, L.L.P. (accountants)	2003 - 2008
Jerome J. Graham, Jr., Director	72	Shareholder, Graham Curtin, a professional association (law firm)	1998 - 2008
_______________________________
(1) Includes prior service on the Board of Directors of the Somerset Hills Bank.

No Director of the Company is also a director of a company having a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Bank Act of 1940 other than Mr. Golding. Mr. Golding is a Director of National Atlantic Holdings Corp., a Nasdaq listed company and Neurologix, Inc., a company whose common stock is traded on the OTC Bulletin Board.

The Company encourages all directors to attend the Company’s annual meeting. All of the Company’s directors attended the 2006 annual meeting.

Required Vote

DIRECTORS WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST AT THE ANNUAL MEETING WHETHER IN PERSON OR BY PROXY.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES SET FORTH ABOVE.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND MANAGEMENT

Security Ownership of Management
The following table sets forth information as of March 1, 2007 regarding the number of shares of Common Stock beneficially owned by all directors, executive officers described in the compensation table, and by all directors and executive officers as a group.

Name	Common Stock Beneficially Owned (A)		Percentage of Class
Edward B. Deutsch	112,902	[1]	2.34%
Cornelius E. Golding	7,232	[2]	0.15%
Jerome J. Graham, Jr.	42,839	[3]	0.90%
Desmond V. Lloyd	6,382	[4]	0.13%
Paul F. Lozier	12,758	[5]	0.27%
Thomas J. Marino	4,689	[6]	0.10%
Stewart E. McClure, Jr.	161,002	[7]	3.28%
Thompson H. McDaniel	86,718	[8]	1.81%
Gerald B. O’Connor	17,231	[9]	0.36%
Gerard Riker	61,020	[10]	1.27%
M. Gerald Sedam, II	126,685	[11]	2.65%
Total	639,458		12.51%
____________________________

(A)
Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the nominee living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the Director or executive officer can vest title in himself at once or within sixty (60) days. Beneficially owned shares also include shares over which the named person has sole or shared voting or investment power, shares owned by corporations controlled by the named person, and shares owned by a partnership in which the named person is a general partner.

None of the shares disclosed in the table above are pledged as security.
________________________________
1)	Includes 62,324 shares purchasable pursuant to immediately exercisable stock options, and 12,179 shares held by Mr. Deutsch’s spouse.
1)	Includes 3,308 shares purchasable pursuant to immediately exercisable stock options, 1,277 shares held by Mr. Golding’s spouse, 1,654 shares in an IRA for Mr. Golding’s benefit. .
2)	Includes 14,643 shares purchasable pursuant to immediately exercisable stock options and 7,917 shares held in a self-directed retirement plan for the benefit of Mr. Graham.
2)	Includes 3,829 shares purchasable pursuant to immediately exercisable stock options.
3)	Includes 5,106 shares purchasable pursuant to immediately exercisable stock options.
3)	Includes 3,473 shares purchasable pursuant to immediately exercisable stock options.
4)	Includes 145,008 shares purchasable pursuant to immediately exercisable stock options, 972 shares held by Mr. McClure’s spouse 10,706 shares held in a self-directed retirement plan.
4)	Includes 38,563 shares purchasable pursuant to immediately exercisable stock options.
5)	Includes 4,468 shares purchasable pursuant to immediately exercisable stock options.
5)	Includes 59,742 shares purchasable pursuant to immediately exercisable stock options, and 639 held jointly with spouse.
6)	Includes 12,125 shares purchasable pursuant to immediately exercisable stock options.

Board of Directors and Committees

Meetings of the Board of Directors are held five (5) times annually and as needed. The Board of Directors held 20 meetings in the year ended December 31, 2006. For the year ended December 31, 2006, each of the Company’s Directors attended at least 75% of the aggregate of the total number of meetings of the respective Board of Directors and the total number of meetings of committees on which the respective Directors served, with the exception of Mr. Marino, who attended 56% of such meetings, and Mr. McDaniel, who attended 70% of such meetings.

A majority of the board consists of individuals who are “independent” under the listing standards of the Nasdaq Stock Market (Stewart E. McClure, Jr., Gerard Riker, Edward B. Deutsch and Thompson H. McDaniel are officers and employees of the Bank and the Company and therefore not independent). In making this determination with regard to Board member Desmond Lloyd, the Board considered the fact that the company and the bank have used Mr. Lloyd’s restaurant to host events and for catering at offsite events. The Board determined that this did not interfere with Mr. Lloyd’s exercise of independent judgment in carrying out the responsibilities of a director. Shareholders wishing to communicate directly with the independent members of the Board of Directors may send correspondence to Jerome J. Graham, Jr., Esq., Graham Curtin, P.A., P.O. Box 1991, 4 Headquarters Plaza, 6th Floor, Morristown, New Jersey 07962-1991.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics governing the Company’s CEO and senior financial officers, as required by the Sarbanes-Oxley Act and SEC regulations, as well as the Board of Directors and other senior members of management. Our Code of Business Conduct governs such matters as conflicts of interest, use of corporate opportunity, confidentiality, compliance with law and the like. Our Code of Business Ethics is available on our website at www.somersethillsbank.com.

Committees

The Board of Directors has an Executive Committee, a Nominating and Human Resources Committee, and an Audit Committee.

Executive Committee. The Executive Committee possesses all the power of the Board except the powers (i) to amend the bylaws; (ii) to elect or appoint any officers or Directors; (iii) to submit to shareholders any action that requires shareholders’ approval; or (iv) to amend or repeal any resolution adopted by the Board of Directors that by its terms is amendable or repealable only by the Board. Messrs. Deutsch (Chairman), McClure (Vice Chairman), Graham, McDaniel and Sedam serve as members of the Executive Committee.

Audit Committee. The Company maintains an Audit Committee. The Audit Committee is responsible for the selection of the independent accounting firm for the annual audit and to establish, and assure the adherence to, a system of internal controls. The Audit Committee reviews and accepts the reports of the Company’s independent auditors and regulatory examiners. The Audit Committee arranges for the Bank's directors' examinations through its independent certified public accountants, evaluates and implements the recommendations of the directors' examinations and interim audits performed by the Bank's internal auditor, receives all reports of examination of the Company and the Bank by bank regulatory agencies, analyzes such regulatory reports, and reports to the Board the results of its analysis of the regulatory reports. The Audit Committee met four (4) times during 2006. The Board of Directors has adopted a written charter for the Audit Committee which is available on our website at www.somersethillsbank.com. The Audit Committee consists of Messrs. Marino (Chairman), Lozier, Sedam, and Golding, all of whom are “independent” under the Nasdaq listing standards and meet the independence standards of the Sarbanes-Oxley Act. In addition, Mr. Marino has been determined by the Board to be the Audit Committee financial expert, as such term is defined by SEC Rules.

Audit Committee Report

The Audit Committee meets periodically to consider the adequacy of the Company’s financial controls and the objectivity of its financial reporting. The Audit Committee meets with the Company’s independent auditors and the Company’s internal auditor, both of whom have unrestricted access to the Audit Committee.

In connection with this year’s financial statements, the Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s officers and Crowe Chizek and Company LLC, our independent auditors. We have discussed with Crowe Chizek and Company LLC, the matters required to be discussed by Statement on Auditing Standards No. 61, (“Communication with Audit Committees”). We also have received the written disclosures and letters from Crowe Chizek and Company LLC required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), and have discussed with representatives of Crowe Chizek and Company LLC their independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on form 10-K for the fiscal year 2006 for filing with the U.S. Securities and Exchange Commission.

Thomas J. Marino, Chairman
Cornelius E. Golding
Paul F. Lozier
M. Gerald Sedam, II

Nominating and Human Resources Committee. The Nominating and Human Resources Committee is comprised of Messrs. Graham, (Chairman), Golding, Lloyd and O’Connor. Each member of the Nominating and Human Resources Committee is independent, as such term is defined in the Nasdaq listing standards. The purpose of the Committee is to assess Board composition, size, additional skills and talents needed, and then identify and evaluate candidates and makes recommendations to the Board regarding those assessments and/or candidates. The Committee recommends to the Board the nominees for election as directors, and considers performance of incumbent directors to determine whether to nominate them for re-election. In addition, the Nominating and Human Resources Committee reviews senior management’s performance and determines compensation, and reviews and sets guidelines for compensation of the company’s executive officers. The Nominating and Human Resources Committee does not delegate its authority regarding compensation. Mr. McClure, as Chief Executive Officer, provides input to the committee regarding the amount or form of executive compensation for all named executive officers. Currently, no consultants are engaged or used by the Nominating and Human Resources Committee for purposes of determining or recommending compensation. The Nominating and Human Resources Committee will consider qualified nominations for directors recommended by shareholders. All shareholder recommendations are evaluated on the same basis as any recommendation from members of the Board or management of the Company. Recommendations should be sent to Jerome J. Graham, Jr., Esq., Graham Curtin, P.A., P.O. Box 1991, 4 Headquarters Plaza, 6th Floor, Morristown, New Jersey 07962-1991. Any nomination for director must have been received by December 1, 2006. Nominees should have a minimum of an undergraduate degree, have experience in a senior executive position in a corporate or equivalent organization, have experience in at least one facet of the Company’s business or its major functions, be active in the communities in which the Company conducts business and be able to positively represent the Company to its customers and potential customers. The Nominating and Human Resources Committee has a written charter, and that charter is available on our website at www.somersethillsbank.com.

Nominating and Human Resources Committee Interlocks and Insider Participation

No members of the Nominating and Human Resources Committee are or were officers or employees of the Company. As described above, the Company and the Bank from time to time engage in transactions with a restaurant owned by Mr. Lloyd. The Board has determined that these transactions do not impact Mr. Lloyd’s independence.

COMPENSATION DISCUSSION AND ANALYSIS

The Board of Directors, through its Nominating and Human Resources Committee, is responsible for establishing and monitoring the compensation of our executive officers. In setting compensation, the Committee’s objectives include:

•	Retaining those executive officers whose performance is critical to our long-term success and the creation of shareholder value;

•	Creating an environment in which we can attract additional members of senior management, to the extent additional or replacement staffing becomes necessary;

•
Rewarding management on a long term basis, and aligning the long term interests of management and the shareholders, by providing executive officers opportunities to acquire common stock through equity awards, while providing an additional incentive for long term service through vesting requirements; and

•	Rewarding management for achieving short-term performance through a cash bonus program.

The Committee relies primarily on three elements of compensation: base salary, cash bonus awards and equity awards. We have not historically relied upon perquisites or other non-cash benefits as a material part of our executive’s compensation.

In setting base salary, the Committee takes into account the responsibilities of the position, the company’s overall performance with regard to both financial and non-financial results and compensation paid by peer group institutions. The Committee uses the Community Bankers Association Compensation Survey in benchmarking our compensation. The Survey contains several dozen community banks in our market and with varying asset sizes ranging from $220 million to $1.3 billion. The Committee also considers the recommendations of our Chief Executive Officer. In setting 2006 base salaries, the Committee considered, among other things, the Company’s continued trend of increasing profits and asset growth as well as continued implementation of the Company’s branch growth strategy.

Cash bonuses are part of a discretionary program. Bonuses are granted in the current year based upon the Committee’s review of the officer’s and the Company’s performance in the prior year. The Committee does not set performance criteria or bonus amounts in advance, but rather reviews all circumstances concerning an officer’s performance and the performance of the Company. The amount of the bonus is determined after considering the officer’s total compensation package, peer group compensation and the recommendation of our Chief Executive Officer. Cash bonuses have become a more important part of our overall compensation program in recent years. Like many start-up companies, to minimize expense, we relied more heavily on option grants during our first several years of operations. In addition, a larger option grant was awarded at the time our Chief Executive Officer first joined the company. Since then, as the Company has become steadily profitable, although we still believe equity is an important component of executive compensation, we have relied more on cash bonuses and less on option grants as a significant part of the compensation mix. This change also reflects the reduced number of equity awards available for grant under our existing plans.

We believe that the opportunity for stock ownership is an important part of an executive’s overall compensation package and helps tie the executive’s interests to those of the shareholders. We therefore have made an annual grant of options to our executive officers as part of their overall pay package. As discussed above, over the past several years, we have reduced our reliance on stock options as a significant part of our executive officers’ compensation, although we still believe equity should be an important part of management’s total compensation. We have therefore proposed that shareholders approve the 2007 Equity Incentive Plan. In making grants, the Committee considers an executive’s existing option holdings, his or her general job performance and the recommendation of our Chief Executive Officer. The Committee does not set specific performance targets for officers to earn option grants. Option grants are awarded in April each year, after employees receive their compensation reviews.  Under our option plans, all options are granted at 100% of fair market value. Our plans define fair market value as the average closing price over several trading days prior to the grant date. The plans were designed in this way to reflect the lack of liquidity in the Company’s trading market, and to try to provide an exercise price which more accurately reflected the stock’s value, rather than the effects of a single day’s trading. However, the Board intends to amend our option plans to change the definition of fair market value to make it consistent with Securities and Exchange Commission regulations, which define fair market value as the closing price on the date of grant.

In determining the total compensation for our executive officers, we seek to be highly competitive with our peer institutions and seek to attract and retain high performing employees.

Nominating and Human Resources Committee Report

The Nominating and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on these reviews and discussions, the Nominating and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on form 10-K for the fiscal year 2006 as well as in this proxy statement.

Jerome J. Graham, Jr., Chairman
Cornelius E. Golding
Desmond V. Lloyd
Gerald B. O’Connor

EXECUTIVE COMPENSATION

The following table sets forth compensation paid to the CEO, our Chief Financial Officer and up to the three other most highly compensated executive officers of the Company earning in excess of $100,000 (the “named executive officers”) as of the fiscal year ended December 31, 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Stewart E. McClure, Jr., President, Chief Executive Officer and Chief Operating Officer	2006	$234,230	$50,000	$0	$0	$0	$17,305 [1]	$301,535
Gerard Riker, Executive Vice President and Chief Financial Officer of the Bank and the Company	2006	$168,269	$24,000	$0	$0	$0	$12,492	$204,761
Joseph M. Sullivan, President and Chief Executive Officer of Sullivan Financial Services[2]	2006	$145,000	$0	$0	$0	$0	$6,018	$151,018

1 Includes $12,502 in insurance premiums.
2 Mr. Sullivan resigned from his positions on January 4, 2007. We did not pay Mr. Sullivan any severance or other post-termination compensation in connection with his resignation.

Stewart E. McClure, Jr. serves as the President, Chief Executive Officer, Chief Operating Officer and Vice-Chairman of the Company and President, Chief Executive Officer, Chief Operating Officer and Vice-Chairman of the Bank pursuant to the terms of an employment agreement originally signed in March 2001 and amended in 2003. The agreement has one-year terms which automatically renew unless either party gives six-months notice of its intent not to renew. Pursuant to the employment agreement, Mr. McClure is entitled to be paid an annual base salary as determined by the Board, although it can not be less than his prior year’s salary adjusted by the Consumer Price Index. Mr. McClure’s employment agreement also provides for certain payments upon a change in control of the company. See “Potential Payments upon Termination or Change-in-Control ”

Gerard Riker serves as Executive Vice President and Chief Financial Officer of the Company and the Bank pursuant to an employment agreement originally dated May 15, 1998 and amended in March, 2005. Mr. Riker’s employment under his agreement is to be renewed each March 31st unless either party provides the other with written notice of its intention not to renew the agreement by February 1 of that year. The agreement provides for an annual base salary to be determined by mutual agreement of the Board and Mr. Riker, but no less than $150,000. Mr. Riker’s employment agreement also provides for certain payments upon a change in control of the company. See “Potential Payments upon Termination or Change-in-Control ”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Stewart E. McClure, Jr.	42,826 84,802 6,078 5,789 5,513	0	$7.00 7.00 7.24 11.17 10.74	03/19/2011 03/19/2011 05/20/2013 04/01/2014 04/01/2015
Gerard Riker	12,272 19,635 6,382 6,382 6,382 3,039 2,894 2,756	0	$8.14 8.14 10.09 6.67 6.96 6.19 11.74 10.74	10/29/2008 10/29/2008 05/15/2009 05/15/2010 05/15/2011 02/25/2013 04/01/2014 04/01/2015
Joseph M. Sullivan	1,158 [1] 1,654 [1]	0	$11.17 10.74	04/01/2014 07/01/2015

1 Mr. Sullivan resigned on January 4, 2007, and these options expired upon his resignation.

Potential Payments upon Termination or Change-in-Control

Mr. McClure’s employment agreement contains several provisions which provide for payments upon the termination of his employment or a change in control of the company. The employment agreement provides that if Mr. McClure terminates his employment upon certain circumstances that are defined as good reason, or if his employment is terminated without “just cause” as defined in his contract, he will be entitled to receive a lump sum payment equal to twice his then current base salary and twice the bonus he received in the prior year. He is also entitled to receive continued medical and insurance coverage for a period equal to the lesser of (i) two years or (ii) until he receives medical and insurance coverage from a new employer. He is also entitled to continue to receive from the company or its successor use of an automobile and payment of his club membership. “Good reason” is defined under Mr. McClure’s agreement as including:

•	Any breach of the agreement by the company which has not been cured within ten days;
•
After a change in control, the assignment of Mr. McClure to duties inconsistent with his position before the change in control or failure to elect Mr. McClure to any position he held prior to the change in control;

•	After a change in control, any reduction in Mr. McClure’s compensation or the relocation of his place of employment by more than 25 miles from its location prior to the change in control; or
•	After a change in control, the company’s decision not to renew Mr. McClure’s employment agreement.

The Company providing notice to Mr. McClure that it will not extend his contract will be deemed a termination without just cause under the agreement.

If Mr. McClure were terminated at December 31, 2006, without just cause, or if he were entitled to resign for good reason, he would be entitled to the following benefits:

Salary and bonus	$580,000
Medical and insurance coverage (1)	$ 25,004
Automobile usage	$ 6,490
Club membership	$ 15,580

(1) Assumes two years of coverage

If Mr. McClure is terminated with “just cause”, he will not be entitled to any further compensation.

If Mr. McClure’s employment is terminated other than for cause after a change in control, he will be entitled to receive a severance payment of three times his then current base salary and bonus, unless he is offered employment, and continues such employment after the change in control for at least two years, in which case he will be entitled to two and one-half times his then current base salary and bonus. If his employment is terminated prior to the end of the two-year period, he will be entitled to the difference between the amount he was paid and the amount he would have received had his employment been terminated upon the change in control. In addition if a change of control occurs and a change of control payment is provided to Mr. McClure pursuant to the terms of the employment agreement and if the Internal Revenue Service finds that such payment constitutes an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, the company will increase such change of control payment to place Mr. McClure in his original after tax position. Mr. McClure will also be entitled to the insurance, automobile and club payments described above. In the event a change in control occurred on December 31, 2006, and Mr. McClure was not retained or did not accept continued employment, he would be entitled to the following benefits, assuming no other steps were taken to lessen the tax impact of the transaction:

Salary and Bonus	$870,000
Tax gross up	$362,778
Medical and insurance coverage(1)	$ 25,004
Automobile usage	$ 6,490
Club membership	$ 15,580

(1) Assumes two years of coverage

Mr. McClure’s employment agreement defines a change in control as including:

•	Any event requiring the filing of a Current report on Form 8-K to announce a change in control;
•	Any person acquiring 25% or more of the company’s voting power;
•	If, over any two (2) year period, persons who serve on the Board at the beginning of the period fail to make up a majority of the Board at the end of the period;
•	If the company fails to satisfy the listing criteria for any exchange or which its shares are traded due to the number of shareholders or the number of round lot holders; or
•	If the Board of the company approves any transaction after which the shareholders of the company fail to control 51% of the voting power of the resulting entity.

Mr. McClure’s employment agreement contains several restrictive covenants. For a period of one year after the termination of Mr. McClure’s employment, he is not permitted to solicit any customer of the Company or the Bank to become a customer of any other party or entity. In addition, he is not permitted to solicit any employee of the Company or the Bank to become employed by any other party.

Mr. Riker’s employment agreement also contains several provisions which provide for payments upon the termination of his employment or a change in control of the company. The employment agreement provides that, if Mr. Riker terminates his employment for “good reason”, he will be entitled to receive a severance payment equal to his then current base salary paid in periodic installments over a one-year period. Good reason is defined under Mr. Riker’s contract in the same manner as under Mr. McClure’s contract. If Mr. Riker terminated his employment for good reason as of December 31, 2006, he would have been entitled to a severance payment of $170,000.

In the event Mr. Riker’s employment is terminated for reasons other than “just cause” as defined in the agreement, Mr. Riker is entitled to a severance payment equal to two times his then current base salary, payable in equal installments over a two year period. Had Mr. Riker’s employment been terminated other than for “just cause” at December 31, 2006, he would have been entitled to a severance payment equal to $340,000.

In the event of a change in control of the company, if Mr. Riker is terminated for reasons other than “just cause” or if he resigns for “good reason”, he will be entitled to a severance payment equal to twice his average base salary over the prior five years. The payment will be made at Mr. Riker’s election in a lump sum or over a thirty-six month period. He will also be entitled to continued insurance benefits for the lesser of (i) one year from termination or (ii) until Mr. Riker obtains subsequent employment offering substantially similar benefits. If a change in control of the company were to have occurred and Mr. Riker’s employment was terminated for other than just cause, or if he resigned his employment for good reason, in either case as of December 31, 2006, he would have been entitled to a severance payment equal to $308,152 and insurance benefits equal to $8,683, assuming he did not obtain subsequent employment within one year.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Edward B. Deutsch (1)	$ 0	$0	$0	$ 0
Cornelius E. Golding (2)	$1,600	$0	$0	$1,600
Jerome J. Graham (3)	$2,400	$0	$0	$2,400
Desmond V. Lloyd (4)	$1,600	$0	$0	$1,600
Paul F. Lozer (5)	$1,600	$0	$0	$1,600
Thomas J. Marino (6)	$2,400	$0	$0	$2,400
Thompson H. McDaniel (7)	$ 0	$0	$0	$ 0
Gerald B. O’Connor (8)	$1,600	$0	$0	$1,600
M. Gerald Sedam (9)	$2,000	$0	$0	$2,000

(1)
Mr. Deutsch serves as an executive officer of the company, and is compensated as an employee of the company. He does not receive any additional compensation for serving on the Board of Directors. At December 31, 2006, Mr. Deutsch held options to purchase 62,324 shares of common stock.

(2)	At December 31, 2006, Mr. Golding held options to purchase 3,308 shares of common stock.
(3)	At December 31, 2006, Mr. Graham held options to purchase 14,643 shares of common stock.
(4)	At December 31, 2006, Mr. Lloyd held options to purchase 3,829 shares of common stock.
(5)	At December 31, 2006, Mr. Lozier held options to purchase 5,106 shares of common stock.
(6)	At December 31, 2006, Mr. Marino held options to purchase 3,473 shares of common stock.
(7)
Mr. McDaniel serves as an executive officer of the company, and is compensated as an employee of the company. He does not receive any additional compensation for serving on the Board of Directors. At December 31, 2006, Mr. McDaniel held options to purchase 38,563 shares of common stock.

(8)	At December 31, 2006, Mr. O’Connor held options to purchase 4,468 shares of common stock.
(9)	At December 31, 2006, Mr. Sedam held options to purchase 12,125 shares of common stock.

Prior to the third quarter of 2006, members of our Board of Directors did not receive cash fees for their service on the Board and its various committees. In the past, Directors did receive grants of options to purchase our common stock in recognition of both their time and effort in starting the bank and for their service on the Board. However, as discussed above, we have deemphasized the use of equity compensation. In light of that, and in light of the company’s continued strong performance, the Board elected to start paying cash retainers to all non-employee Board members in the third quarter of 2006. We do not currently pay per meeting fees, although the Board will continue to review the appropriate level and form of Board compensation.

Interest of Management and Others in Certain Transactions; Review, Approval or Ratification of Transactions with Related Persons

The Company, including its subsidiary and affiliates, has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal stockholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. Those transactions do not involve more than the normal risk of collectibility or present other unfavorable features.

The transactions with management are as follows: (a) at December 31, 2006, McElroy, Deutsch, Mulvaney & Carpenter, LLP, attorneys at law, had outstanding term loan balances to the Bank of $396,608. Edward B. Deutsch, Chairman of the Board of Directors, is a senior partner of McElroy, Deutsch, Mulvaney & Carpenter, LLP; (b) Or-Nu, Inc., a corporation in which Edward B. Deutsch is a shareholder, has a mortgage note with the Bank in the original principal amount of $1,350,000, of which the Bank maintains $969,968 in exposure; (c) Edward B. Deutsch and Nancy Deutsch have a residential mortgage loan with the Bank with an outstanding balance of $1,084,039; (d) Graham Curtin, a professional association in which Mr. Graham is a shareholder, is the borrower under a term loan with the Bank with a balance of $130,500, (e) Lloyd Restaurant Associates, LLC, a restaurant owned by Director Desmond V. Lloyd and his spouse, has a $200,000 line of credit with the Bank, with an outstanding balance of $159,946, and (f) Mr. Lloyd is the co-signor for a consumer automobile loan with an outstanding balance of $19,000.

Other then the ordinary course lending transactions or the extension of credit to insiders set forth above made pursuant to Regulation O, which must be approved by the Bank’s Board under bank regulatory requirements, all related party transactions are reviewed and approved by our Audit Committee. This authority is provided to our Audit Committee under its written charter. In reviewing these transactions, our Audit Committee seeks to ensure that the transaction is no less favorable to the Company than a transaction with an unaffiliated third party. During 2006, there were no transactions with related parties which would not have been required to be approved by our Audit Committee, and there were no related party transactions not approved by our Audit Committee.

PROPOSAL 2 - APPROVAL OF THE 2007 EQUITY INCENTIVE PLAN

Introduction

On February 21, 2007, the Board of Directors of the Company adopted, subject to stockholder approval, the 2007 Equity Incentive Plan. Up to 125,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2007 Plan.

Description of the 2007 Plan

The following summary is qualified in its entirety by reference to the 2007 Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

Types of Awards

The 2007 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, nonstatutory stock options and restricted stock awards, all of which are awards under the 2007 plan.

Incentive Stock Options and Nonstatutory Stock Options

Eligible participants chosen to receive stock options receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options may not be granted at an exercise price less than 100% of the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years (or five years in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). The 2007 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) surrender to the Company of shares of Common Stock, (iii) any other lawful means, or (iv) any combination of these forms of payment.

Restricted Stock Awards

Eligible participants chosen to receive restricted stock awards will be granted shares of the Company’s common stock, subject to forfeiture in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted awards under the 2007 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.

Administration

The 2007 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2007 Plan and to interpret the provisions of the 2007 Plan.

Subject to any applicable limitations contained in the 2007 Plan, the Board of Directors selects the recipients of awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options (which may not exceed ten years) and (iv) the number of shares of Common Stock subject to any restricted stock awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

The Board of Directors is required to make appropriate adjustments in connection with the 2007 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2007 Plan also contains provisions addressing the consequences of any change of control event, which is defined to have taken place upon the occurrence of certain events including (a) a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company, or a similar transaction in which shareholders owning a majority of the voting securities of the Company prior to such transaction fail to own a majority of the voting securities of the Company after such transaction; (b) a proxy statement soliciting proxies from stockholders of the Company is disseminated by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged or converted into cash or property or securities not issued by the Company, and such transaction is approved by a majority of the Company’s voting securities; or (c) a tender offer is made for 25% or more of the voting securities of the Company and the shareholder owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender and such tendered shares have been accepted by the tender offeror. Upon the occurrence of a change of control event, the Board shall provide for any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) in the event of a merger under the terms of which holders of Common Stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between (A) the merger price times the number of shares of Common Stock subject to such outstanding options (to the extent exercisable at prices not in excess of such merger price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iii) provide that all or any outstanding options shall become exercisable in full immediately prior to such event. Upon the occurrence of a change of control event, the repurchase and other rights of the Company under each outstanding restricted stock award shall cease and such shares shall be immediately become free and clear of all such restrictions.

If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2007 Plan, subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code.

Amendment or Termination

No Award may be made under the 2007 Plan after April 25, 2017, but awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2007 Plan. If Stockholders do not approve the adoption of the 2007 Plan, the 2007 Plan will not go into effect, and the Company will not grant any awards under the 2007 Plan. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2007 Plan and with respect to the sale of Common Stock acquired under the 2007 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option (“ISO Stock”). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

Generally, the tax consequences of selling ISO Stock will vary depending on the date on which it is sold. If the participant sells ISO Stock more than two years from the date the option was granted and more than one year from the date the option was exercised, then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

If the participant sells ISO Stock prior to satisfying the above waiting periods, then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

Nonstatutory Stock Options

As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (“NSO Stock”) on the exercise date over the exercise price.

With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant’s tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

Restricted Stock Awards

A participant will not recognize taxable income upon the grant of a restricted stock award unless the participant makes an election under Section 83(b) of the Code to be taxed as if the underlying shares were vested shares. If the participant makes such a valid election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the fair market value of the Common Stock at the time the award is granted. If a election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the fair market value of the Common Stock at the time of such lapse. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

Upon the disposition of the Common Stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant’s tax basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year.

Tax Consequences to the Company

The grant of an award under the 2007 Plan generally will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 2007 Plan will have any tax consequences to the Company. The Company or its parent or subsidiary, as the case may be, generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2007 Plan, including in connection with a restricted stock award or as a result of the exercise of a nonstatutory stock option or a sale of ISO stock prior to the required waiting periods described above. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

Equity Compensation Plans

The following table sets forth information with respect to the Company's equity compensation plans as of the end of the most recently completed fiscal year.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
All Equity compensation plans approved by security holders	569,122	$8.18	4,600
All Equity compensation plans not approved by security holders	0	$ 0	0

Required Vote

THE 2007 PLAN WILL BE APPROVED BY A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING WHETHER IN PERSON OR BY PROXY.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2007 PLAN AND THE RESERVATION OF 125,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

INDEPENDENT AUDITORS

The Company's independent auditors for the fiscal year ended December 31, 2006 were Crowe Chizek and Company LLC. Crowe Chizek and Company LLC has advised the Company that one or more of its representatives will be present at the Annual Meeting to make a statement if they so desire and to respond to appropriate questions.

Principal Accounting Firm Fees

Aggregate fees billed to the company for the fiscal years ended December 31, 2006 and 2005 by the Company’s principal accounting firm are shown in the following table. The fees represent fees from Crowe Chizek and Company LLC for 2006 and KMPG LLP for 2005:

	Fiscal Year Ended December 31
	2006	2005
Audit Fees	$87,000	$151,500
Audit-Related Fees	$0	$0

Total Audit and Audit-Related Fees	$87,000	$151,500
All Other Fees	$14,400	$14,300

Total Fees	$101,400	$165,800

COMPLIANCE WITH SECTION 16(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

The Company believes that all persons associated with the Company and subject to Section 16(a) have made all required filings for the fiscal year ended December 31, 2006.

SHAREHOLDER PROPOSALS
Proposals of shareholders to be included in the Company's 2008 proxy material must be received by the secretary of the Company no later than December 1, 2007.

OTHER MATTERS

The Board of Directors is not aware of any other matters which may come before the Annual Meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

Shareholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and return it in the enclosed envelope.

By Order of the Board of Directors

/s/ Stewart E. McClure, Jr.

Stewart E. McClure, Jr.
President, Chief Executive Officer
and Chief Operating Officer

EXHIBIT A

Exhibit A

SOMERSET HILLS BANCORP
2007 EQUITY INCENTIVE PLAN

1. Purpose

The purpose of this 2007 Equity Incentive Plan (the “Plan”) of Somerset Hills Bancorp, a New Jersey corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options or restricted stock awards (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant”.

3. Administration

The Plan will be administered by the Board. The Board shall have authority to grant Awards, set the terms of such Awards (subject to the terms and conditions of this Plan) and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

4. Stock Available for Awards

Subject to adjustment under Section 7, Awards may be made under the Plan for up to 125,000 shares of common stock, without par value, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and, subject to the terms hereof, determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including any vesting period and any conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement; provided, however that the exercise price for an Incentive Stock Option shall be 100% of the “fair market value” of the Common Stock on the date of grant. The exercise price of any Incentive Stock Option granted to a person owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (“Ten Percent Shareholder”) shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of the grant. The exercise price for any Non-Statutory Stock Option shall be 100% of the “fair market value” of the Common Stock on the date of grant. For purposes hereof, Fair Market Value shall mean the fair market value of the Common Stock as determined by Board from time to time in good faith. As long as the stock is traded on the Nasdaq or another national exchange, the Fair Market Value shall be the closing price on the day of determination as reported by such market.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions (including any vesting requirements) as the Board may specify in the applicable option agreement provided, however, that no Option will be granted for a term in excess of 10 years and provided further that no Incentive Stock Option granted to a Ten Percent Shareholder may have a term greater than five (5) years.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by delivery of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery;

(4) to the extent permitted by applicable law and by the Board, in its sole discretion by such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

(h) Limitations on Incentive Stock Options. The aggregate Fair Market Value (determined as of the time an Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company) shall not exceed one hundred thousand dollars ($100,000). If the Fair Market Value of stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of stock to become exercisable in such year shall be Incentive Stock Options and the Options for the amount in excess of $100,000 that become exercisable in that year shall be Non-Statutory Options. In the event that the Code or the regulations promulgated thereunder are amended after the effective date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

(i) Transferability of Options. Incentive Stock Options granted under this Plan, and any interest therein, shall not be transferable or assignable by the Participant, and may not be made subject to any execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant or any permitted transferee. Non-Statutory Options granted under this Plan shall also generally not be transferable or assignable, provided, however, that any Non-Statutory Option granted hereunder may be transferred by a Participant to members of the Participant’s immediate family, or to any trust or benefit plan established for the benefit of such Participant or immediate family member, or pursuant to the laws of descent and distribution.

6. Restricted Stock

(a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to require forfeiture of such shares from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”). During the Restricted Period, shares constituting a Restricted Stock Award may not be transferred, although a Participant shall be entitled to exercise other indicia of ownership, including the right to vote such shares and receive any dividends declared on such shares.

(b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for forfeiture.

(c) Stock Certificates. The Company may cause shares issued as part of a Restricted Stock Award to be issued in either book entry form or certificated form. Shares issued in book entry form will be maintained in an account at the Company’s transfer agent, and only released to a Participant upon satisfaction of any required restrictions. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

7. Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, and (ii) the number and class of securities and exercise price per share subject to each outstanding Option shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 7(a) applies and Section 7(c) also applies to any event, Section 7(c) shall be applicable to such event, and this Section 7(a) shall not be applicable.

(b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least ten (10) business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award granted under the Plan at the time of the grant.

(c) Change in Control Event

(1) Definitions

A “Change in Control Event” shall mean:

A.
a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company, or a similar transaction in which shareholders owning a majority of the voting securities of the Company prior to such transaction fail to own a majority of the voting securities of the Company after such transaction;

B.	individuals who constitute the Incumbent Board (as herein defined) of the Company cease for any reason to constitute a majority thereof;

C.
Without limitation, a Change in Control shall be deemed to have occurred at such time as (i) any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or the trustees or any administration of any employee stock ownership plan and trust, or any other employee benefit plans, established by Employer from time-to-time is or becomes a "beneficial owner" (as defined in Rule 13-d under the Exchange Act) directly or indirectly, of securities of the Company representing 35% or more of the Company's outstanding securities ordinarily having the right to vote at the election of directors; or

D.
A proxy statement soliciting proxies from stockholders of the Company is disseminated by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged or converted into cash or property or securities not issued by the Company, and such transaction is approved by a majority of the Company’s voting securities;

E.
A tender offer is made for 35% or more of the voting securities of the Company and the shareholder owning beneficially or of record 35% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender and such tendered shares have been accepted by the tender offeror.

For these purposes, "Incumbent Board" means the Board of Directors on the date hereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a voting of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by members or stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as though he were a member of the Incumbent Board.

(2) Effect on Options

In the event of a consolidation, reorganization, merger or sale of all or substantially all of the assets of the Company, in each case in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board shall provide for any one or more of the following actions, as to outstanding Options: (i) provide that such Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) in the event of a merger under the terms of which holders of the Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the Participants equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Stock Options in exchange for the termination of such Stock Options, and (iii) provide that all or any outstanding Stock Options shall become exercisable in full immediately prior to such event.

(3)  Effect on Restricted Stock Awards

Upon the occurrence of a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, the vesting schedule of all Restricted Stock Awards shall be accelerated so all shares still subject to conditions or restrictions shall immediately become free from such conditions or restrictions.

(d) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(e) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(f) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award. Such determination shall be reflected in the grant agreement evidencing each such Award.

(g) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(h) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(i) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(j) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

8. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Option until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is approved by the Company's stockholders, although Awards may be made by the Board subject to such approval. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

(e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of New Jersey, without regard to any applicable conflicts of law.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY SOMERSET HILLS BANCORP
		For	With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS APRIL 25, 2007	1. Election of the following four (4) nominees to each serve on the Board of Directors for the terms set forth in the accompanying proxy statement:	☐	☐	☐
The undersigned hereby appoints Edward B. Deutsch and Stewart E. McClure, Jr., and each of them, with full power of substitution, to vote all of the shares of Somerset Hills Bancorp (the "Company") standing in the undersigned's name at the Annual Meeting of Shareholders of the Company, to be held at the Basking Ridge Country Club, 185 Madisonville Road, Basking Ridge, New Jersey on April 25, 2007 at 9:30 a.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

The Board of Directors recommends approval of the following proposals.

Cornelius E. Golding, Gerald B. O’Connor, Gerard Riker and M. Gerald Sedam II.

INSTRUCTION: To withhold authority to vote for any individual -nominee, mark “For All Except” and write the nominee’s name on the line provided below.

		For	Against	Abstain

2.     Approval of the Company’s 2007 Equity Incentive Plan, which provides for the grants of equity, in the form of restricted stock awards or stock option awards, to the Company’s employees, officers, directors, consultants and advisors; the plan covers up to an aggregate 125,000 shares of Common Stock.
		☐	☐	☐

3. In their discretion, such other business as may properly come before the meeting.

This proxy will be voted as specified above. If no choice is specified, the proxy will be voted "FOR" (1) Management's nominees to the Board of Directors; and (2) Approval of the Company’s 2007 Equity Incentive Plan.

	PLEASE CHECK BOX IF YOU PLAN TO ATTEND ª THE MEETING.			☐

(Please sign exactly as your name appears. When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such. If signer is a corporation, please sign the full corporate name and then an authorized officer should sign his name and print his name and title below his signature. If the shares are held in joint name, all joint owners should sign.)

Please be sure to sign and date this Proxy in the box below	Date
Shareholder sign above	Co-holder (if any) sign above)

Ç Detach above card, sign, date and mail in the return envelope provided.  Ç
SOMERSET HILLS BANCORP

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.